As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-02103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HAWAIIAN ELECTRIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Hawaii	99-0208097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Richards Street
Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Hawaiian Electric Industries Retirement Savings Plan

as amended and restated effective January 1, 1998 and further amended to date

(Full title of the plan)

Eric K. Yeaman

Financial Vice President, Treasurer and Chief Financial Officer

Hawaiian Electric Industries, Inc.

900 Richards Street

Honolulu, Hawaii 96813

(Name and address of agent for service)

(808) 543-5641

(Telephone number, including area code, of agent for service)

Copies of communications to:

David J. Reber, Esq.

Goodsill Anderson Quinn & Stifel LLP

Alii Place, Suite 1800

1099 Alakea Street

Honolulu, Hawaii 96813

(808) 547-5600

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value) (1)	8,627,579 shares(2)(3)	N/A	N/A	N/A (4)

(1)	Includes one-half of one Right (as adjusted for a 2-for-1 stock split declared by the Board of Directors of Registrant on April 20, 2004 for shareholders of record on May 10, 2004 (the “Stock Split”) and subject to future adjustment) attached to each share of Common Stock, pursuant to the Rights Agreement dated as of October 28, 1997, as amended, between Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, which, prior to the occurrence of certain events, is evidenced by and traded together with the Common Stock of the Registrant. Value attributable to such right, if any, is reflected in the market price of the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”), including units consisting of shares of Common Stock and cash or cash equivalents to be offered or sold pursuant to the Plan.
(2)	Includes 3,627,579 shares of Common Stock, in addition to the 5,000,000 shares registered on April 1, 1996, at the time of filing Registrant’s Registration Statement on Form S-8 (File No. 333-02103), to adjust for the Stock Split.
(3)	The maximum number of securities purported to be registered by this registration statement is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(4)	Registrant previously paid the registration fee in connection with the registration of 5,000,000 shares of Common Stock on April 1, 1996, at the time of filing this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement is deemed to cover the additional shares resulting from the Stock Split and no additional fee is required to be paid.

EXPLANATORY NOTE

5,000,000 shares of Common Stock of Hawaiian Electric Industries, Inc. (“HEI” or the “Company”), previously reserved for issuance under the Hawaiian Electric Industries Retirement Savings Plan, as amended from time to time (the “Plan”), were registered under currently effective Registration No. 333-02103 on April 1, 1996. As a result of a 2-for-1 stock split (the “Stock Split”) of the Common Stock of HEI in the form of a share dividend distributed on June 10, 2004 (the “Distribution Date”) of one share of Common Stock for each share of Common Stock issued and outstanding on the record date of May 10, 2004, the 3,627,579 shares of Common Stock that are registered under Registration No. 333-02103 and not yet issued under the Plan as of the Distribution Date have been adjusted and increased under the terms of the Plan by a ratio of 2-for-1, in order to account for the Stock Split and adjust the number of shares reserved and available for issuance pursuant to the Plan after the Distribution Date. The 3,627,579 additional shares of HEI Common Stock being registered pursuant to this post-effective Amendment No. 1 to Registration No. 333-02103 are additional securities of the same class as other securities for which this registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on April 1, 1996. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Amendment No. 1 thereto, except as modified in this Amendment No. 1 (including the exhibits hereto).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), until such time as this registration statement is no longer in effect.

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b) The Plan’s Annual Report on Form 11-K, which contains audited financial statements for the Plan for the Plan’s year ended December 31, 2003;

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(d) The Company’s Proxy Statement dated March 9, 2004 and filed pursuant to Section 14 of the Exchange Act in connection with the Company’s 2004 Annual Meeting of Shareholders;

(e) The Company’s Current Reports on Form 8-K filed on January 2, 2004, January 8, 2004, January 14, 2004, January 21, 2004, February 26, 2004, March 9, 2004, March 22, 2004, April 20, 2004, April 21 2004, May 4, 2004, May 18, 2004, June 8, 2004 and June 10, 2004;

(f) The description of the Company’s Common Stock contained in the registration statement for such Common Stock filed under Section 12 of the Exchange Act, and in past and future amendments thereto and in those portions of periodic reports filed under the Exchange Act for the purpose of updating such description, as such description was most recently updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in the performance of that person’s duty to HEI, indemnification may be made only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other court having jurisdiction. The indemnification provisions in the Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in Section 414-242 of the Hawaii Revised Statutes.

At HEI’s annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of HEI, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholders’ derivative action. The agreements provide for indemnification against expenses (including attorneys’ fees), judgments, fines and settlement amounts in connection with any action by or in the right of HEI.

Under a directors’ and officers’ liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 8. Exhibits.

The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

Exhibit No.	Description

4.1	HEI’s Restated Articles of Incorporation (Exhibit 4(b) to Registration Statement on Form S-3, Registration No. 33-7895).

4.2	Articles of Amendment of HEI, amending HEI’s Restated Articles of Incorporation (Exhibit 4(b) to Registration Statement on Form S-3, Registration No. 33-40813).

4.3	Statement of Issuance of Shares of Preferred or Special Classes in Series for HEI Series A Junior Participating Preferred Stock (Exhibit 3(i).3 to HEI’s Annual Report on Form 10-K for fiscal year ended December 31, 1997, File No. 1-8503).

4.4	HEI’s Amended and Restated Bylaws (Exhibit 3(ii) to HEI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-8503).

4.5	Rights Agreement, dated as of October 28, 1997, between HEI and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificates (Exhibit 1 to HEI’s Form 8-A, dated October 28, 2997, File No. 1-8503).

4.6	First Amendment, dated as of May 7, 2003, to Rights Agreement (dated as of October 28, 1997) between HEI and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 2 to Form 8-A/A, dated May 8, 2003, File No. 1-8503).

4.7	Hawaiian Electric Industries Retirement Savings Plan, as amended and restated, adopted December 28, 2000 (Exhibit 99.1 to Form 10-K for the year ended December 31, 2000, File No. 1-8501).

4.8	Amendment 2001-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted October 29, 2001 (Item 7, Exhibit 99 to Form 8-K, dated November 27, 2001, File No. 1-8501).

4.9	Amendment 2002-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted February 28, 2002 (Exhibit 99.2 to Form 10-K for the year ended December 31, 2001, File No. 1-8501).

4.10	Amendment 2002-2 to Hawaiian Electric Industries Retirement Savings Plan, adopted May 31, 2002 (Exhibit 99.2 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.11	Amendment 2002-3 to Hawaiian Electric Industries Retirement Savings Plan, adopted December 22, 2002 (Exhibit 99.3 to Form 10-K for the year ended December 31, 2002, File No. 1-8501).

4.12	Amendment 2003-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted March 14, 2003 (Exhibit 99.1 to Form 10-Q for the quarter ended March 31, 2003, File No. 1-8501).

Exhibit No.	Description

4.13	Amendment 2003-2 to Hawaiian Electric Industries Retirement Savings Plan, adopted December 22, 2003 (Exhibit 99.1 to Form 10-K for the year ended December 31, 2003, File No. 1-8501).

4.14	Trust Agreement dated as of February 1, 2000 between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-K for the year ended December 31, 1999, File No. 1-8501).

4.15	First Amendment dated as of August 1, 2000 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended September 30, 2000, File No. 1-8501).

4.16	Second Amendment dated as of November 1, 2000 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.2 to Form 10-Q for the quarter ended September 30, 2000, File No. 1-8501).

4.17	Third Amendment dated as of April 1, 2001 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99 to Current Report on Form 8-K filed on June 27, 2001, File No. 1-8501).

4.18	Fourth Amendment dated as of December 31, 2001 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-K for the year ended December 31, 2001, File No. 1-8501).

4.19	Fifth Amendment dated as of April 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.20	Sixth Amendment dated as of January 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.8 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.21	Seventh Amendment dated as of July 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended September 30, 2002, File No. 1-8501).

4.22	Eighth Amendment dated as of September 1, 2003, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99 to Form 10-Q for the quarter ended September 30, 2003, File No. 1-8501).

4.23	Ninth Amendment dated as of February 2, 2004, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.2 to Form 10-K for the year ended December 31, 2003, File No. 1-8501).

*5.1	Opinion of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP regarding legality of the securities being registered (including consent).

*5.2	Determination Letter issued by Internal Revenue Service dated September 18, 2003.

*5.3	Opinion of Cades Schutte, A Limited Liability Law Partnership (including consent).

*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP (included in Exhibit 5(a)).

*23.3	Consent of Cades Schutte, A Limited Liability Law Partnership (included in Exhibit 5(c)).

*24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 18th day of June, 2004.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:	/S/ ERIC K. YEAMAN
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of June, 2004.

Signature	Title

/S/ ROBERT F. CLARKE* Robert F. Clarke	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ERIC K. YEAMAN* Eric K. Yeaman	Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/S/ CURTIS Y. HARADA* Curtis Y. Harada	Controller (Principal Accounting Officer)

Don E. Carroll	Director

/S/ SHIRLEY J. DANIEL* Shirley J. Daniel	Director

/S/ CONSTANCE H. LAU* Constance H. Lau	Director

/S/ VICTOR HAO LI* Victor Hao Li	Director

/S/ T. MICHAEL MAY* T. Michael May	Director

Bill D. Mills	Director

/S/ A. MAURICE MYERS* A. Maurice Myers	Director

/S/ DIANE J. PLOTTS* Diane J. Plotts	Director

Signature		Title

/S/ JAMES K. SCOTT* James K. Scott		Director

/S/ KELVIN H. TAKETA* Kelvin H. Taketa		Director

/S/ JEFFREY N. WATANABE* Jeffrey N. Watanabe		Director

*By	/s/ ERIC K. YEAMAN
Eric K. Yeaman, for himself and as Attorney-in-Fact for the above mentioned officers and directors

Pursuant to the requirements of the Securities Act, trustees (or other persons who administer the Plan) have duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Honolulu, State of Hawaii, on this 18th day of June, 2004.

HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN

By	HEI Pension Investment Committee, Its Named Fiduciary

By:	/S/ ERIC K. YEAMAN
Eric K. Yeaman Its Chairman

By:	/S/ PETER C. LEWIS
Peter C. Lewis Its Secretary

EXHIBIT INDEX

The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

Exhibit No.	Description

4.1	HEI’s Restated Articles of Incorporation (Exhibit 4(b) to Registration Statement on Form S-3, Registration No. 33-7895).

4.2	Articles of Amendment of HEI, amending HEI’s Restated Articles of Incorporation (Exhibit 4(b) to Registration Statement on Form S-3, Registration No. 33-40813).

4.3	Statement of Issuance of Shares of Preferred or Special Classes in Series for HEI Series A Junior Participating Preferred Stock (Exhibit 3(i).3 to HEI’s Annual Report on Form 10-K for fiscal year ended December 31, 1997, File No. 1-8503).

4.4	HEI’s Amended and Restated Bylaws (Exhibit 3(ii) to HEI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-8503).

4.5	Rights Agreement, dated as of October 28, 1997, between HEI and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificates (Exhibit 1 to HEI’s Form 8-A, dated October 28, 2997, File No. 1-8503).

4.6	First Amendment, dated as of May 7, 2003, to Rights Agreement (dated as of October 28, 1997) between HEI and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 2 to Form 8-A/A, dated May 8, 2003, File No. 1-8503).

4.7	Hawaiian Electric Industries Retirement Savings Plan, as amended and restated, adopted December 28, 2000 (Exhibit 99.1 to Form 10-K for the year ended December 31, 2000, File No. 1-8501).

4.8	Amendment 2001-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted October 29, 2001 (Item 7, Exhibit 99 to Form 8-K, dated November 27, 2001, File No. 1-8501).

4.9	Amendment 2002-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted February 28, 2002 (Exhibit 99.2 to Form 10-K for the year ended December 31, 2001, File No. 1-8501).

4.10	Amendment 2002-2 to Hawaiian Electric Industries Retirement Savings Plan, adopted May 31, 2002 (Exhibit 99.2 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.11	Amendment 2002-3 to Hawaiian Electric Industries Retirement Savings Plan, adopted December 22, 2002 (Exhibit 99.3 to Form 10-K for the year ended December 31, 2002, File No. 1-8501).

4.12	Amendment 2003-1 to Hawaiian Electric Industries Retirement Savings Plan, adopted March 14, 2003 (Exhibit 99.1 to Form 10-Q for the quarter ended March 31, 2003, File No. 1-8501).

4.13	Amendment 2003-2 to Hawaiian Electric Industries Retirement Savings Plan, adopted December 22, 2003 (Exhibit 99.1 to Form 10-K for the year ended December 31, 2003, File No. 1-8501).

4.14	Trust Agreement dated as of February 1, 2000 between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-K for the year ended December 31, 1999, File No. 1-8501).

4.15	First Amendment dated as of August 1, 2000 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended September 30, 2000, File No. 1-8501).

Exhibit No.	Description

4.16	Second Amendment dated as of November 1, 2000 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.2 to Form 10-Q for the quarter ended September 30, 2000, File No. 1-8501).

4.17	Third Amendment dated as of April 1, 2001 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99 to Current Report on Form 8-K filed on June 27, 2001, File No. 1-8501).

4.18	Fourth Amendment dated as of December 31, 2001 to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-K for the year ended December 31, 2001, File No. 1-8501).

4.19	Fifth Amendment dated as of April 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.20	Sixth Amendment dated as of January 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.8 to Form 10-Q for the quarter ended June 30, 2002, File No. 1-8501).

4.21	Seventh Amendment dated as of July 1, 2002, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.1 to Form 10-Q for the quarter ended September 30, 2002, File No. 1-8501).

4.22	Eighth Amendment dated as of September 1, 2003, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99 to Form 10-Q for the quarter ended September 30, 2003, File No. 1-8501).

4.23	Ninth Amendment dated as of February 2, 2004, to Trust Agreement (dated as of February 1, 2000) between HEI and Fidelity Management Trust Company, as Trustee (Exhibit 99.2 to Form 10-K for the year ended December 31, 2003, File No. 1-8501).

*5.1	Opinion of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP regarding legality of the securities being registered (including consent).

*5.2	Determination Letter issued by Internal Revenue Service dated September 18, 2003.

*5.3	Opinion of Cades Schutte, A Limited Liability Law Partnership (including consent).

*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP (included in Exhibit 5(a)).

*23.3	Consent of Cades Schutte, A Limited Liability Law Partnership (included in Exhibit 5(c)).

*24	Power of Attorney.